Exhibit 10(xix)

                                SECOND AMENDMENT
                                       OF
                           MONROE BANCORP THRIFT PLAN
                           --------------------------
       (As Amended and Restated Generally Effective as of January 1, 2001)


WHEREAS, Monroe Bancorp (the "Corporation") maintains the Monroe Bancorp Thrift Plan (As Amended and Restated Generally Effective as of January 1, 2001) (the "Plan"); and

WHEREAS, pursuant to Section 9.1 of the Plan, the Corporation has reserved the right to amend the Plan by action of its Board of Directors; and

WHEREAS, the Internal Revenue Service has requested the following change to the Plan as a prerequisite to issuing a favorable determination letter;

NOW, THEREFORE, pursuant to the authority delegated to the undersigned officers by the Board of Directors pursuant to Section 9.1 of the Plan, the Plan is hereby amended, effective as of January 1, 2001, in the following particulars:

Section 2.5(b) is amended by adding the following after the last sentence:

"In amplification of the foregoing, Hours of Service completed by a leased employee of an Employer or Affiliate will be credited in the same manner under the Plan as such Hours of Service are credited for an Employee. A `leased employee' is any person (other than an employee) who, pursuant to an agreement between the recipient and any other person (`leasing organization'), has performed services for the recipient (or for the recipient and related person determined in accordance with Code Section 414(n)(6)) on a substantially full-time basis for a period of at least one year, and such services are performed under the primary direction or control by the recipient, except: a leased employee will not be considered an employee of the recipient if such leased employee is a participant in a money purchase pension plan providing such leased employee with a 100 percent vested contribution of at least ten percent of the leased employee's compensation as defined in Code Section 415(c)(3) and leased employees do not constitute more than 20 percent of the recipient's nonhighly compensated workforce. Contributions or benefits provided a leased employee by the leasing organization which are attributable to services performed for the recipient employer will be treated as provided by the recipient employer."

IN WITNESS WHEREOF, the Corporation, by its officers thereunder duly authorized, adopts this Second Amendment this 31st day of October, 2002.

MONROE BANCORP

By:  /s/ Mark D. Bradford

Title: President and CEO


ATTEST:

By:  /s/ R. Scott Walters

Title:  Secretary


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